UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRYPHON OIL & GAS, INC..
(Name of small business issuer in its charter)

Nevada	1000	98-0486176
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification No.)

6550 Raleigh Street
Vancouver, British Columbia
Canada, V5S 2W8
Tel: (778) 891-7072
(Address and telephone number of principal executive offices)

Lou Jurinak
6550 Raleigh Street
Vancouver, British Columbia
Canada, V5S 2W8
Tel: (778) 891-7072
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	2,450,000	$ 0.05	$122,500	$13.10

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(2)     This price was arbitrarily determined by the issuer.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
GRYPHON OIL & GAS, INC.
A NEVADA CORPORATION

2,450,000 Shares of Common Stock of Gryphon Oil & Gas, Inc.

SUBJECT TO COMPLETION, DATED ______________________

The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Gryphon Oil & Gas, Inc. This prospectus relates to 2,450,000 common shares of Gryphon Oil & Gas, Inc. a Nevada corporation, which may be resold from time to time by certain of our selling stockholders.  Our common stock is not now nor has ever been listed on any national exchange or electronic quotation system.  In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

An investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Investing in the Common Shares Involves Risks, See “Risk Factors” Beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  Our selling stockholders may not offer or sell their shares of our common stock until the registrations statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders, other than affiliates of the Company, will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares offered herein will be $0.05 per share.

                                   Estimated                      Underwriting discounts              Proceeds to
                             Maximum Offering                  and commissions                       Issuer(1)
                               Price to Public
Per Share                   $0.05                                        $0.00                                 $0.00
Total Maximum          $122,500                                  $0.00                                 $0.00
_____________________
(1)  The Selling Stockholders will receive all of the proceeds from the sale of our common stock.

TABLE OF CONTENTS

PROSPECTUS SUMMARY.......………………………………………………….…….…1

MANAGEMENT DISCUSSION AND ANALYSIS OF

            Changes in and Disagreements with Accountants on Accounting

FINANCIAL STATEMENTS................................................................................... 29 (F-1)

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM............................................................................................. 35 (F-7)

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PROSPECTUS SUMMARY

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire contents of this prospectus and the financial projections delivered herewith and consult legal and other professional advisors having relative expertise.  Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words, such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations thereon or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Persons participating in the Offering should carefully consider the factors set forth herein under the caption "Risk Factors".

THE COMPANY

Gryphon Oil & Gas, Inc., (also referred to in this prospectus as the “Registrant”, the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on January 16, 2006. Our offices are located at 6550 Raleigh Street, Vancouver, British Columbia< Canada, V5S 2W8, phone: 778-891-7072.  We are currently engaged in the business of acquiring and exploring properties for the existence of commercially viable deposits of gold in Canada.  Prior to the formation of the Company, Lou Jurinak, our sole officer and director, had no prior experience in mineral exploration operations.

To date, we have no revenues.  We have received a going concern opinion from our auditors, because we are a development stage company, have accumulated a deficit of $(14,015) for the period from January 16, 2006 (inception) to December 31, 2006, and have no sales. Our auditors have substantial doubt about our ability to continue as a going concern.

THE OFFERING

This prospectus relates to the registration of 2,450,000 shares of our common stock to be sold by selling stockholders identified in this prospectus (the “Shares”) that the Registrant has agreed to register under the Securities Act of 1933.  These shares represent 49.5% of  the Company’s shares currently outstanding.  The shareholders will sell their shares for the duration of this offering at $0.05 per share and thereafter at prevailing market prices or privately negotiated prices.

The 2,450,000 common shares are restricted securities and, therefore, cannot be sold unless they are registered or sold in a transaction that is exempt from registration.

We intend to apply to the National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within three months of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  Please see Plan of Distribution at page 13 for a detailed explanation of how the securities may be sold.

SELECTED FINANCIAL INFORMATION

The following tables present summarized audited financial information for the period from January 16, 2006 (inception) to September 30, 2006 and unaudited financial information for the 3 months ended December 31, 2006. The information is extracted from the audited financial statements of the Company presented elsewhere in this prospectus and the information under "Management's Discussion and Analysis" and from the 3 month unaudited statements also included herein.

Balance Sheet Summary

	December 31, 2006 (Unaudited)	September 30, 2006
Cash	$ 21,317	$ 22,502
Mineral Property	18,998	18,998
Total Assets	41,913	51,099
Total Liabilities	4,428	842
Accumulated Deficit During Exploration Stage	(14,015)	(1,243)
Total Stockholders’ Equity	$ 37,485	$ 50,257

Statement of Operations and Deficit Summary

	3 Months ended December 31, 2006 (Unaudited)	January 16, 2006 (inception) to September 30, 2006
Expenses	$ 12,772	$ 1,243
Net Loss for the Period	$ (12,772)	$ (1,243)
Weighted Average Common Shares Outstanding	4,950,000	3,319,188
Net Loss per common share (basic & diluted)	Nil	Nil

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our Company. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

Because there is no active trading market for our common shares, it may be difficult to sell our common stock and sellers of our common stock may receive fewer proceeds than expected therefrom.

There is currently no active trading market for our common shares, and as such a market may not develop or be sustained.  Therefore, it may be difficult to sell the shares or if sold, it may adversely affect the market price for such shares.  The market price of our stock could also decline significantly if our existing stockholders sell shares of our common stock in the market after the prospectus is effective. Upon the effectiveness of the prospectus, our selling stockholders may sell all or part of the 2,450,000 shares being registered in this prospectus.  Such sales may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.  In the event we are unable to raise capital at desired levels, we may be forced to cease operations and our investors may lose all of their invested capital.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 4,950,000 shares of common stock  outstanding as of February 23, 2007. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 2,450,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

As of February 23, 2007, there are outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Currently there are no shares of our common stock eligible for resale pursuant to Rule 144.

Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance will also cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

Our common stock is classified as a “Penny Stock” under SEC rules which limits the market for our common stock.

Our securities will be subject to the low priced security or so-called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares and as result, our shareholders may not be able to sell their securities when they wish to do so.

RISKS RELATED TO OUR BUSINESS

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that our inception was January 16, 2006 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance.

We have a history of operating losses and there can be no assurance we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the development stage. Further, we have been dependent on sales of our equity securities to meet our cash requirements. We have incurred losses totaling $(14,015) from our inception on January 16, 2006 to the end of December 31, 2006. As of December 31, 2006, we had an accumulated deficit of $(14,015). Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

-  the costs to acquire additional gold exploration claims are more than we currently anticipate;

-  exploration and or future potential mining costs for additional claims increase beyond our expectations; or

-  we encounter greater costs associated with general and administrative expenses or offering costs.

Our development of and participation in minerals exploration prospects will continue to require substantial capital expenditures.  The uncertainty and factors described throughout this section may impede our ability to economically discover, acquire, develop and/or exploit gold prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

Because prior to the formation of the company, our sole officer and director had no prior experience in mineral exploration, we may not be able to effectively implement our business plans and generate profits.

Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices many not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

We have received a going concern opinion from our independent auditors in their report accompanying our September 30,2006 financial statements.

The independent auditor's report accompanying our September 30, 2006 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve production levels will be greatly limited. Our current plans require us to make capital expenditures for the exploration and development of our mineral exploration property. Historically, we have funded our operations through the issuance of equity and without revenues for the foreseeable future, we expect that additional equity financing will be required to fund our operations. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production, the market prices of gold, market acceptance of our properties and general economic conditions. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional mineral exploration properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations.  In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels, or failure to develop such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We are a new entrant into the gold exploration and development industry without a profitable operating history.

We have not yet commenced exploration on our properties.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on January 16, 2006 and, to date, we have been involved primarily in organizational activities and the acquisition of our mineral properties.  We have not earned any revenues as of the date of this prospectus.  Potential  investors should  be  aware  of the  difficulties  normally  encountered  by  new  mineral exploration  companies  and the high rate of  failure of such  enterprises.  The likelihood of success must be  considered  in light of the  problems,  expenses, difficulties,  complications  and  delays  encountered  in  connection  with the exploration of the mineral properties that we plan to undertake. These potential problems  include,  but are not limited to,  unanticipated  problems relating to exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of out properties and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because a mining engineer or a geologist has not examined the property and we do not have a mining report covering our property, the likelihood that our property contains mineralized material is purely subject to chance.  If we do not find mineralized material, you will lose your investment.

A mining engineer or geologist has not examined the property. Further, we do not have a mining report covering the property. Therefore, the likelihood that the property contains mineralized material is purely subject to change. If we do not find mineralized material on the property, you will lose your investment.

The business of mineral exploration and development is subject to many risks and if gold is found in economic production quantities, the potential profitability of future possible gold mining ventures depends upon factors beyond the control of our company.

The potential profitability of mining gold properties if economic quantities of gold are found is dependent upon many factors and risks beyond our control, including, but not limited to:

-  unanticipated ground and water conditions and adverse claims to water rights;

-  geological problems;

-  metallurgical and other processing problems;

-  the occurrence of unusual weather or operating conditions and other force majeure events;

-  lower than expected ore grades;

-  accidents;

-  delays in the receipt of or failure to receive necessary government permits;

-  delays in transportation;

-  labor disputes;

-  government permit restrictions and regulation restrictions;

-  unavailability of materials and equipment; and

-  the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and development and if applicable, mining as described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved gold reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

Because of the inherent dangers involved in mineral exploration and mining, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

The gold exploration and mining industry is highly competitive and there is no assurance that we will be successful in acquiring additional leases or properties.

The gold exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce gold, but also market gold and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive gold properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover productive prospects in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing gold properties.

Because we are small and do not have any ore reserves or much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have ore reserves or much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

If we become subject to burdensome government regulation or other legal uncertainties, our cost of conducting exploration activities could increase substantially, resulting in greater corporate losses.

There are several  governmental  regulations  that materially  restrict  mineral property  exploration  and  development.  Under Saskatchewan mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation  work for any physical  disturbance to the land. While these current laws do not affect our current  exploration plans, if we proceed to commence drilling operations on our properties,  we will incur modest regulatory compliance costs.

In  addition,  the  legal  and  regulatory  environment  that  pertains  to  the exploration of mineral  properties is uncertain and may change.  Uncertainty and new  regulations  could increase our costs of doing business and prevent us from exploring for ore deposits.  The growth of demand for certain  minerals may also be  significantly  slowed.  This could delay growth in potential  demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted,  existing laws may be applied to mining that have not as yet been applied.  For example,  foreign  ownership  laws that are  applicable in certain business  sectors,  could be  applied  to mineral  property  ownership.  Current Canadian foreign ownership laws in sectors such as banking and media require government  approval of any ownership  transfers to foreign  individuals  and  corporations.  If such laws are  extended  to mineral property  ownership,  we may be prevented  from holding title to mineral  claims located in Canada because we are incorporated in the United States. Any new laws would  increase our cost of doing  business  with the result that our  financial condition and operating results may be harmed.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event they are required. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Lou Jurinak, President, Chief Executive Officer, Chief Financial Officer and sole director. Further, we do not have key man life insurance on our sole director and officer. We may not have the financial resources to hire a replacement if he were to die. The loss of service of Mr. Jurinak could therefore significantly and adversely affect our operations.

Because Lou Jurinak, our President and sole director, lives outside of the United States, you may have no effective recourse against him for misconduct and may not be able to enforce judgment and civil liabilities against him, this may have negative effects on you as well as on our operating results.

Lou Jurinak, our President and sole director of our company is a national and a resident of Canada, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against him, or obtain judgments against him outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  Since our President and sole directors is aware that investors may have no effective recourse against him for misconduct, he may be less motivated to meet the standards required by law to properly carry out his duties, which could have a negative impact on our operating results.

Nevada law and our articles of incorporation may protect our director from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled “Risk Factors”, “Use of Proceeds” and “Management Discussion and Analysis of Financial Condition and Results of Operations” constitute “forward looking statements”.  These statements can be identified by forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”,  “should”,  “goal”, “plan”, “intend”, or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements.  Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

(a)      general economic conditions;
(b)      performance of financial markets;
(c)      changes in laws and regulations;
(d)      changes in political environment; and
(e)      competition;

USE OF PROCEEDS

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus.  All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock.  We will not receive any part of the proceeds from such sales of common stock.

DETERMINATION OF OFFERING PRICE

The offering price of the 2,450,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have a limited operating history and have not generated any revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business.

DILUTION

Since all of the shares being registered are already outstanding, no dilution will result from this offering.

DIVIDEND POLICY

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date.

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law.

We have never declared or paid any cash dividends on our common stock.  Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS

The following list of selling stockholders includes:  (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering.  The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders’ table consists of shareholders that purchased our common stock pursuant to private offerings of our securities.

On January 16, 2006, we authorized the issuance of 2,500,000 shares of our $0.001 par value common stock to our President and sole director, Lou Jurinak.  These shares were sold at the price of $0.001 per common share and were issued pursuant to Regulation S or the Securities Act of 1933, as amended (“Regulation S”).  Total proceeds received from Mr. Jurinak amounted to $2,500.  Between March 15, 2006 and April 15, 2006, pursuant to Regulation S, we accepted subscription agreements in respect of an aggregate of 2,450,000 shares of our $0.001 par value common stock from 35 investors in private placement transactions.  These sales were made at the price of $0.02 per common share resulting in gross proceeds to the Company of $49,000.  The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value of our assets.  We did not engage in any general solicitation or advertising in respect of the sales of our securities and no offers or sales were made to U.S. persons nor were any offers or sales made in the U.S.

Regulation S sets forth conditions under which securities offerings may take place outside of the U.S. without registration under the Securities Act of 1933. Regulation S is available only for offers and sales of securities outside the United States. There are a number of conditions that must be met before a distribution of the shares of a U.S. company can take place offshore. Several of these conditions are discussed below. First, each purchaser of the securities must certify that it is not a U.S. person. Second, no directed selling efforts are made by the issuer in the United States. Third, the securities must contain a legend describing the Regulation S restrictions. Fourth, the issuer is required to refuse to register any transfer not made in accordance with Regulation S. Lastly, each confirmation of a purchase of such shares must contain a notice to the purchaser describing the Regulation S restrictions.  With respect to each sale of securities pursuant to the exemption from registration provided by Regulation S, we confirm that each requirement set forth in this paragraph was met.

As of February 23, 2007, there were 4,950,000 shares of our common stock outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership Prior to This Offering (1)		Shares of Common Stock Being Sold Pursuant to this Prospectus (2)	Shares of Common Stock beneficially Owned After This Offering
	Number	Percent	Number	Number	Percent
Harry Miedzygorski	125,000	2.53	125,000	0	0
Jonathon James	125,000	2.53	125,000	0	0
Renee Samonig	125,000	2.53	125,000	0	0
Ian Forrester	125,000	2.53	125,000	0	0
Bob Tomkow	125,000	2.53	125,000	0	0
Graham Kita	125,000	2.53	125,000	0	0
Keith Hunter	125,000	2.53	125,000	0	0
Jeffrey Danis	125,000	2.53	125,000	0	0
Jordon Zwicker	125,000	2.53	125,000	0	0
Lee Goral	125,000	2.53	125,000	0	0
Sunny Jaura	125,000	2.53	125,000	0	0
Ian Houghton	50,000	1.01	50,000	0	0
Kathleen Houghton	50,000	1.01	50,000	0	0
Marzia Bellotti	50,000	1.01	50,000	0	0
Dan Molatore	50,000	1.01	50,000	0	0
Kerry Nikolai	50,000	1.01	50,000	0	0
Sarka Nikolai	50,000	1.01	50,000	0	0
Megan Harris	50,000	1.01	50,000	0	0
Barry Ho	50,000	1.01	50,000	0	0
David Foster	50,000	1.01	50,000	0	0
Lorena Olson	50,000	1.01	50,000	0	0
Jorge Olson	50,000	1.01	50,000	0	0
Avril Tait	50,000	1.01	50,000	0	0
Robert Danis	50,000	1.01	50,000	0	0
Michelle Danis	50,000	1.01	50,000	0	0
Patricia Danis	50,000	1.01	50,000	0	0
Jill Rusinko	50,000	1.01	50,000	0	0
Rob Jokai	50,000	1.01	50,000	0	0
Louise Shibicky	50,000	1.01	50,000	0	0

William Shibnicky	50,000	1.01	50,000	0	0
Hua Jin	25,000	*	25,000	0	0
Jose Almenales Penedo	25,000	*	25,000	0	0
Alison Dawsett	25,000	*	25,000	0	0
Robin Formaniuk	25,000	*	25,000	0	0
Ewan Mackay	25,000	*	25,000	0	0
TOTAL(3)	2,450,000	49.5.0%	2,450,000	0	0
* Less than 1%

(1)     Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.  The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares.  None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. With the exception of Lou Jurinak, who has been our President, Chief Executive Officer, Principal Accounting Officer, Chief Financial Officer, Secretary, Treasurer and Director from January 16, 2006 to the present, none of the selling shareholders or their beneficial owners:

-          has had any material relationship with the Company other than as a shareholder at any time; or
-          has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2)     Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.  The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3)     As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise.  Our common stock is not now nor has ever been listed on any national exchange or electronic quotation system.  Because there is no public market for our common stock, the selling security holders will sell their shares of our common stock at the fixed price of $0.05 per share for the duration of this offering and thereafter at prevailing market prices or privately negotiated prices.  We intend to apply to the National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within two months of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  The selling stockholders may use one or more of the following methods when selling shares:

-       ordinary brokerage transactions in which the broker-dealer solicits purchasers;
-       an exchange distribution in accordance with the rules of the applicable exchange;
-       privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market price.

-       a combination of any such methods of sale; and
-       any other method permitted pursuant to applicable law.

To date, no broker-dealer has been engaged.  When a broker-dealer is engaged by the selling stockholders, the engaged broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financial Department.  The cleared broker-dealer may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts for the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transaction involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

To the extent required by the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather that pursuant to this prospectus.

We are paying all fees and expenses incident to the registration of the shares.  We estimate these fees and expenses to be $14,050.90 which will be paid from cash on hand, future sales of securities or future borrowings.  Any offering expenses that exceed our cash on hand will have to be paid from future borrowings or future sales of securities as necessary.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less that U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares.

LEGAL PROCEEDINGS

There are no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding the executive officers and directors of Gryphon Oil & Gas, Inc. as of February 23, 2007.

Name	Age	Title	Term of

Lou Jurinak	40	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board, Treasurer, and Secretary	1 Year

Lou Jurinak

From 2001 to the present Mr. Jurinak has worked as an independent consultant staking mineral claims primarily in Canada, for client’s purposes and for resale with a view to seeking out prospects for future opportunities in the mining sector.

Mr. Jurinak also conducts web based research and analysis for private investors within the Oil and Gas industry and Gold Sector.

Committees of the Board

There are currently no committees.

Family Relationships

There are no family relationships between any director or executive officer.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT

The following table sets forth, as of May 13, 2006, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

NAME	AMOUNT AND NATURE OF BENEFICIAL SHARES OWNED (1)	PERCENT OF OUTSTANDING OWNERSHIP (2)

Lou Jurinak	2,500,000 common shares	50.50%

Officers, Directors and Control Persons as a Group	2,500,000 common shares	50.50%

 (1)     Based on 4,950,000 shares of common stock issued and outstanding as of February 23, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)       No member of Management has the right to acquire within sixty days through options, warrants, rights, conversion, privilege or similar obligations any security of the Company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

DESCRIPTION OF SECURITIES

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (778) 891-7072.

General

The total amount of common shares authorized for issuance by our Articles of Incorporation is 100,000,000 common shares with $0.001 par value.  As of February 23, 2007, there were 4,950,000 shares of common stock issued and outstanding and 36 stockholders of record.  All outstanding shares of common stock are fully paid and non-assessable.  There has been no issuance of any warrants or options to date. There has been no issuance of any dividend, voting, conversion rights, liquidation rights and other rights.

Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him/her as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there is one member on our Board of Directors.  The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. We have never declared a dividend and do not expect to do so for the foreseeable future.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders. There are no options or warrants outstanding to purchase common shares and there are no other securities issued that can be converted into common shares.

EXPERTS

Schumacher & Associates Inc. Certified Public Accountants, which is an Independent Registered Public Accounting Firm, have audited our financial statements for the fiscal year ended September 30, 2006 that are included in this Prospectus.  These financial statements are included in this Prospectus in reliance on Schumacher & Associate Inc.’s report, due to their authority as experts in accounting and auditing.

Clark Wilson LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this Prospectus.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our company. Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History and Background

Gryphon Oil & Gas, Inc. was incorporated on January 16, 2006 in the State of Nevada.  Our Articles of Incorporation, filed with the Secretary of State of Nevada, provide, among other things, that the Board of Directors be composed of Lou Jurinak.  Our authorized capital consists of 100,000,000 common shares with a par value of $0.001. Upon incorporation, our Board of Directors appointed Lou Jurinak to the offices of President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board of Directors, Secretary and Treasurer.

On January 27, 2006, we authorized the issuance of 2,500,000 of our $0.001 par value common shares to our President, Lou Jurinak at the price of $0.001 per common share for total proceeds to the company of $2,500. These shares were authorized and issued pursuant to the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Act”) and are restricted shares as defined in the Act.

On March 15, 2006, our Board of Directors authorized management to proceed, on a best efforts basis, with a private placement of up to 3,000,000 shares of our common stock at the price of

$0.02 per common share pursuant to Regulations S (“Regulation S”) of the Act. Between March 15, 2006 and April 15, 2006, we accepted subscription forms from 35 qualified non-US investors for a total of 2,450,000 common shares at the price of $0.02 per common share for total gross proceeds to the Company of $49,000. This offering was closed by consent of the Board of

Directors on June 1, 2006. The sale price of our common stock was set arbitrarily by the Board of Directors and was not based on our book value of our assets.

As at February 23, 2007, there were 4,950,000 shares of our common stock outstanding.

We currently employ one person, namely Lou Jurinak, who is responsible for all the daily activities of the Company. He presently devotes whatever time is deemed necessary to fulfill the obligations of the Company. Currently Mr. Jurinak receives no compensation for his work for the Company. At such time as he becomes unable to handle the daily operations of the Company, he expects to hire additional personnel as is required.

Our Business

We are in the business of researching, acquiring and exploring properties for the existence of commercially viable quantities of gold in Canada. The Company’s goal is to identify and either purchase or option certain interests in various gold prospects with a view to extracting gold from the same and generating a profit either alone or by partnering with other companies with greater resources than ours.

On May 9, 2006, the Company entered into an asset purchase agreement with Scott Bell, of P.O. Box 228, La Ronge, Saskatchewan, Canada, S0J 1L0 wherein we purchased from Mr. Bell all rights and interests in three gold prospects bearing the Government of Saskatchewan Claim Numbers S-109012, S-109013 and S-109014 (the “Claims” or the “Properties”).  The Claims represent an aggregate of approximately 1,027 hectares of land located on the west side of McKay Lake, located approximately 25 miles north east of La Ronge, Saskatchewan, Canada.  This area has become known as the “The La Ronge Gold Belt”. The properties do not have any proven gold deposits. The Company will be required to extensively explore its current Claims in order to determine if any gold in commercially viable quantities is present. The purchase price paid to Mr. Bell for the Claims was $18,998.00 and the Claims were transferred to Gryphon Oil & Gas, Inc. on July 20, 2006 and all appropriate documents reflecting the transfer were filed with the Government of Saskatchewan.  We are not required to input any money into these Claims for a period of two years from July 20, 2006. If we pass the two-year period, we must pay the government of Saskatchewan the sum of Cdn $12 per hectare retroactive to July 20, 2006.

Our claims are located approximately 45 kilometers north east of La Ronge, Saskatchewan and access is made available from a main highway which defines the northern boundary of the claims.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of our property, that is the province of Saskatchewan.

The following is a map of our Claims.

In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our property is one such acquisition. Accordingly, fee simple title to our property resides with the Crown.

Our claims are recognized, issued and recorded by the Province of Saskatchewan. The claim holder has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the claim continued vertically downward.

The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions, that is the action of some unaffiliated third party, that could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Our Proposed Exploration Program

We are an exploration stage corporation and there is no assurance that a commercially viable mineral deposit exists on any of the property we intend to explore. Further, additional will be required before a final evaluation as to the economic and legal feasibility is determined. We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis or the results of the program. Even if we complete our current exploration program and its is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling studies and engineering before we know if we have a commercially viable mineral deposit, a reserve.

We have no revenues; have losses since inception; have no operations; have been issued a going concern opinion by our auditor; and, rely upon the debt or equity financing to fund our proposed plan of exploration.

We are prospecting for gold. Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. We anticipate being able to delineate a mineralized body, if one exists, within twelve months of beginning exploration.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a private placement of our securities, a public offering of our securities or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed. The property is undeveloped raw land. Detailed exploration and surveying has not been initiated and will not be initiated until we raise additional funds. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Scott Bell, a physical examination of the property and one day of prospecting. The cost of staking the claims was included in the sum paid to Mr. Bell by the Company for the claims.  Before gold retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material.  We cannot predict what that will be until we find mineralized material.

We do not know if we will find mineralized material.

Our exploration program is designed to economically explore and evaluate the property.  We do not claim to have any minerals or reserves whatsoever at this time on any of the property. We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract samples of earth. Our officer and director will determine where drilling will occur on the property in consultation with an exploration consultant to be selected by our officer and director.  As of the date hereof, we have not selected a consultant or entered into any contracts with any consultants. We will not do business with any affiliate consultant. There are numerous exploration consultants in Saskatchewan that can provide the services we require. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property.

We have not yet investigated the cost of the core sampling process.

If we are unable to complete exploration because we do not have enough money, we will either try to partner with another company with sufficient resources to assist us or we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We do not have any plan to take our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

To date, $18,998 has been spent to acquire the claims. We intend to spend depending upon the amount of money available to us:
  Between $5,000 and $15,000 for consulting services;
  Between $50,000 and $135,000 on core sampling; and,
  $10,000 on analysis of our core samples.

The property is without known reserves and the proposed plan is exploratory in nature.

Competition

The exploration for, and the acquisition of gold properties is subject to intense competition. Due to our recent organization, limited capital and personnel, we may be at a competitive disadvantage compared to other companies with regard to exploration and, if warranted, development. In general, properties with a higher grade of recoverable material or which are more readily mineable afford the owner a competitive advantage. Our present limited funding means that our ability to compete for properties to be explored and developed is limited. We believe that competition for acquiring mineral prospects will continue to be intense in the future.

The availability of funds for exploration is sometimes limited, and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims, there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration, our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest. Our inability to develop our mining properties due to lack of funding, even if warranted, could have a material adverse effect on our operation and financial position.

Government Regulation

The exploration activities of the Company are subject to various federal, provincial and local laws governing prospecting, development, production, taxes, labour standards and occupational health, mine safety, toxic substances and other matters. Exploration activities are also subject to various federal, provincial and local laws and regulations relating to the protection of the environment. These laws mandate, among other things, the maintenance of air and water quality standards, and land reclamation. These laws also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Although the Company’s exploration activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail production or development. Amendments to current laws and regulations governing operations and activities of exploration, mining and milling or more stringent implementation thereof could have a substantial adverse impact on the Company.

All phases of the Corporation’s operations are subject to environmental regulation in the various jurisdictions in which it operates or may operate in the future. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Corporation’s operations. Environmental hazards may exist on the properties on which the Corporation holds interests which are unknown to the Corporation at present and which have been caused by previous or existing owners or operators of the properties.

Disclosure

We anticipate becoming a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. We will also be filing other reports including reports on Form 8-K, proxy and information statements and other information regarding the Company.  The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we will be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We are a natural resource exploration and development company engaged in the exploration and development of properties that may contain gold minerals in Canada. The Company has no proven reserves of any kind at the current date of this registration statement. It is our intention to acquire interests in and to develop areas where gold deposits are thought to be. The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 3 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

RESULTS OF OPERATIONS

For fiscal year ended September 30, 2006 and 3 month period ended December 31, 2006

In the notes to the financial statements, our auditors have included a note regarding our ability to continue as a going concern. The financial statements included in this registration statement have been prepared assuming that we will be able to continue as a going concern. The reason for the going concern opinion is that we are an exploration stage company and we have accumulated a deficit of $(14,015) since January 16, 2006 (inception) to December 31, 2006, and we have produced no revenues. Our operating activities during this period have consisted primarily of our organization, conducting research and acquiring a mineral property. The future of our company is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral property or properties.

The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and out liquidity and capital resources. Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.  We have expensed all development expenses related to the establishment of the Company.

Our operating expenses are composed of Professional Fees and Administrative Expenses.

Professional Fees include expenses for audit, accounting and legal fees. Professional fees totaled $401 for the fiscal year ended September 30, 2006 and $11,576 for the 3 months ended December 31, 2006. The relative increase in professional fees during the first quarter related to expenses for audit of our fiscal 2006 financial statements.

Administrative Expenses, which primarily include transfer agent fees and corporate filing expenses, totaled $813 for the fiscal year ended September 30, 2006 and $1,185 for the 3 months ended December 31, 2006.

We incurred losses of $(1,243) for the fiscal year ended September 30, 2006 and $(12,772) for the 3 month period ended December 31, 2006. These losses are attributable to the costs incurred to establish our corporate structure and maintain our corporation. We expect our costs will increase in the coming year as we develop the Company.

Due to the foregoing factors, our operating results are difficult to forecast.  You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving and regulated markets.  We cannot assure you that we will successfully address such risks and challenges.  In addition, even though we have a mineral claim, we cannot assure you that it will result in revenues at all or if revenues are generated, that such revenues will be sufficient to permit us to become profitable.

MATERIAL EVENTS AND UNCERTAINTIES

Our operating results are difficult to forecast.  Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets.

There can be no assurance that we will successfully address such risks, expenses and difficulties. In addition, even though we have an operational business with revenues, we cannot assure you that our revenues will increase or that we will become profitable in the future.

The Company anticipates it will continue to incur losses for the foreseeable future. Although the Company projects existing cash on hand will provide sufficient funds to offset its expenses, the Company may need to raise additional capital or obtain debt financing.

PLAN OF OPERATIONS

During the next twelve months, we intend to try to attract funding to support our proposed exploration program and to continue to research and evaluate potential mineral claims with a view to entering into agreements for the acquisitions of interest in the same.  We intend to attempt to raise additional funds either privately through debt or equity financings and may attempt to use our common stock instead of cash for acquisitions of additional interests in mineral claims.

LIQUIDITY AND CAPITAL RESOURCES

Since the date of our incorporation, we have raised $51,500 through private placements of our common shares. Our operating activities have used cash resources of $(11,998) up to the end of December 31, 2006 and we used cash of $(18,998) to invest in our mineral properties.

As at December 31, 2006 we had cash and cash equivalents of $21,317 and prepaid assets totaling $1,598. Based on our cash on hand and prepaid assets, we anticipate having sufficient funds to continue operations for the next twelve months.

In the event these funds are not sufficient to sustain our operations for the next twelve months, we may be required to conduct additional private placements of our common stock to raise additional funds and/or enter into debt financing arrangements but have taken no steps in these regards to date.  Additionally funding may not be available on favorable terms or at all.

DESCRIPTION OF PROPERTY

We presently operate from the home of our president and sole director, who provides these premises to the Company rent-free.  We intend to continue to operate from these premises until such time as management determines that other space or additional employees are required.  These premises are located at 6550 Raleigh Street, Vancouver, British Columbia, Canada, V5S 2W8.  The phone number is (778) 891-7072.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We intend that any transactions between us and our sole officer and director, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, the only related party transactions have involved: (i) the issuance of 2,500,000 of our common shares to our president and sole director, Mr. Lou Jurinak at the cost of $0.001 per common share for total proceeds to the Company of $2,500; (ii) the provision of office facilities by Mr. Jurinak free of charge to the Company; and (iii) the provision of shareholder loans by Mr. Jurinak to the Company at an interest rate of 5% per annum. As at December 31, 2006, the amount of these loans, including accrued interest, totaled $853.

EXECUTIVE COMPENSATION

The following table sets forth the salaries and director fees we paid to our executive officer in our most recent fiscal year ended September 30, 2006.

                                                                 Director        Stock based                               Stock based
Person               Position                            Salary(1)            fees(2)           Inducements     Compensation

Lou                   President, Chief                 $0.00(3)          $0.00(3)                Nil(3)                  Nil(3)
Jurinak              Executive Officer,
                         Chief Financial Officer,
                         Principal Accounting
                         Officer, Secretary,
                         Treasurer and Director
______________
We currently have one director, Lou Jurinak

(1)     We have not entered into an employment agreement with Mr. Jurinak.  We intend to compensate Mr. Jurinak as an employee and/or as a director in the future at market rates once the company becomes profitable.

(2)     There are no standard arrangements for the compensation of directors.

(3)     During the fiscal year ended September 30, 2006, there were no compensation payments of any kind made to Mr. Jurinak.

We intend to do one, or a combination of the following, to compensate our current officer and director, and future employees, officers and directors so that they are retained and so that we can attract qualified personnel as we deem appropriate:

-    Develop a stock option plan and have our employees, officers and directors opt in to the plan at their choosing; and/or

-    Issue shares to our employees, officers and directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Schumacher & Associates Inc. CPAs on September 5, 2006, to audit our financial statements for the year ended September 30, 2006 and the review of our interim financial statements included in this prospectus and in the registration statement of which this prospectus is a part. Prior to their engagement, we did not have an independent auditor engaged. There has been no change in auditors and no disagreements with Schumacher & Associates Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering.  We have not included in this prospectus all of the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.  You should review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates.  You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website  (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.  You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above.  These SEC filings are also available to the public from commercial document retrieval services.

TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent for our common shares is Pacific Stock Transfer Company, 500 Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119 and its telephone number at this location is (702) 361-3033; fax (702) 433-1979.

REPRESENTATIONS

No finder, dealer, sales person or other person has been authorized to give any information or to  make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.  Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Financial Statements – fiscal year 2006, including period from January 16, 2006 (inception) to September 30, 2006:
Page

Report of Independent Registered Public Accounting Firm	F-7

Balance Sheet	F-8

Statements of Operations	F-9

Statement of Stockholders’ Equity	F-10

Statements of Cash Flows	F-11

Notes to Financial Statements	F-12 to F-19

Financial Statements – 3 months ending December 31, 2006

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Balance Sheets
ASSETS
	December 31, 2006 (unaudited)	September 30, 2006 (see Note One)

CURRENT ASSETS
Cash	$21,317	$22,502
Prepaid expenses	1,598	9,599

Total current assets	22,915	32,101

OTHER ASSETS
Mineral property	18,998	18,998

Total other assets	18,998	18,998

Total assets	$41,913	$51,099
	=============	=============

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued liabilities	$3,575	$-
Advances, related party (Note 3)	853	842

Total current liabilities	4,428	842

CONTINGENCY	-	-

STOCKHOLDERS’ EQUITY
Common shares, 100,000,000 shares with par value of $0.001 authorized, 4,950,000 issued and outstanding as of September 30, 2006 and December 31, 2006	4,950	4,950
Paid-in Capital	46,550	46,550
Accumulated deficit in the exploration stage	(14,015)	(1,243)

Total stockholders’ equity	37,485	50,257

Total liabilities and stockholders’ equity	$41,913	$51,099
	=============	=============

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Statements of Operations
(Unaudited)

		3 months ending December 31, 2006		Period from January 16, 2006 (inception) through December 31, 2006

EXPENSES:
Professional fess		$11,576		$11,977
Administrative expenses		1,185		1,998

Total expenses		12,761		13,975

Net (loss) from operations		(12,761)		(13,975)

Interest (expense)		(11)		(40)

Net (loss)		$(12,772)		$(14,015)
		===============		===============

Loss per common share	$	Nil	$	Nil
		===============		===============

Weighted average shares outstanding		4,950,000		3,747,858

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Statement of Stockholders’ Equity
(October 1, 2006 through December 31, 2006 Unaudited)

				Deficit
				Accumulated
				During the	Total
	Common	Common	Paid-in	Exploration	Stockholders’
	Shares	Stock	Capital	Stage	Equity

Common shares issued for cash at $0.001 January 27, 2006	2,500,000	$2,500	$—	$—	$2,500
Common shares issued for cash at $0.02 during the period ended September 30, 2006	2,450,000	$2,450	$46,550	$—	$49,000
Net loss for the period from January 16, 2006 (inception) through September 30, 2006	—	$—	$—	$(1,243)	$(1,243)

Balance, September 30, 2006	4,950,000	$4,950	$46,550	$(1,243)	$50,257

Net loss for 3 months ended December 31, 2006 (Unaudited)	—	$—	$—	$(12,772)	$(12,772)

Balance, December 31, 2006 (Unaudited)	4,950,000	$4,950	$46,550	$(14,015)	$37,485
	========	=========	=========	=========	=========

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Statements of Cash Flows
(Unaudited)

	3 Months ended December 31, 2006	Period from January 16, 2006 (inception) to December 31, 2006

Cash flows from operating activities:
Net loss for the period	$(12,772)	$(14,015)
Reconciling adjustments:
Adjustments to reconcile net loss
to net cash used in operating activities
Accrued interest on shareholder loans	11	40
Net change in operating assets and liabilities
Accounts payable and accrued liabilities	3,575	3,575
Prepaid expenses	8,001	(1,598)

Net cash provided (used) by operating activities	(1,185)	(11,998)

Cash flows from investing activities:
Purchase of Mineral Properties	-	(18,998)

Net cash used by investing activities	-	(18,998)

Cash flows from financing activities:
Common stock issued for cash	-	51,500
Loans from shareholders	-	813

Net cash provided by financing activities	-	52,313

Net increase in cash	(1,185)	21,317

Cash, beginning of period	22,502	—

Cash, end of period	$21,317	$21,317
	==============	==============

Interest paid	$-	$-
	==============	==============

Income taxes paid	$-	$-
	==============	==============

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Unaudited Financial Statements

Note 1 – Unaudited Financial Statements

The financial statements included herein have been prepared by Gryphon Oil & Gas, Inc. (the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) for reporting on interim statements. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the September 30, 2006 audited financial statements and the accompanying notes included in this Form SB-2 filed with the Commission. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be followed by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management’s opinion all adjustments necessary for a fair presentation of the Company’s financial statements are reflected in the interim periods included.

Amounts shown for September 30, 2006 are based upon the audited financial statements of that date.

Note 2 – Basis of Presentation

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated operating losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. As of December 31, 2006 we project the Company has sufficient cash resources to operate during the upcoming 12 months. It is also the belief of management that initiatives planned for the upcoming fiscal year will expand the Company’s investor base. The Company intends to acquire additional operating capital through private equity offerings to the public and may seek to raise debt capital from its President and existing investors to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 – Shareholder Loan

As at December 31, 2006, the Company had one related party shareholder loan outstanding of $853 which included $40 of accrued interest. This loan is uncollateralized and has no fixed repayment date. During the period from October 1, 2006 to December 31, 2006, loans from shareholders, including accrued interest, increased by $11.

Financial Statements – Fiscal year 2006
Including period from January 16, 2006 (inception) to September 30, 2006

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Report of Independent Registered Public Accounting Firm

Board of Directors
Gryphon Oil & Gas, Inc.

We have audited the accompanying balance sheet of Gryphon Oil & Gas, Inc., as of September 30, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period from January 16, 2006 (inception) to September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gryphon Oil & Gas, Inc. as of September 30, 2006, and the results of its operations and cash flows for the period from January 16, 2006 (inception) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 3, the Company has accumulated operating losses since its inception and has limited business operations, which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado
January 25, 2007

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Balance Sheet

ASSETS
September 30, 2006

CURRENT ASSETS
Cash	$22,502
Prepaid expenses	9,599

Total current assets	32,101

OTHER ASSETS
Mineral Properties (Note 5)	18,998

Total other assets	18,998

Total assets	$51,099
=============

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Advances, related party (Note 9)	$842

Total current liabilities	842

CONTINGENCY (Note 6)	-

STOCKHOLDERS’ EQUITY
Common shares, 100,000,000 shares with par value of $0.001 authorized, 4,950,000 issued and outstanding as of September 30, 2006 (Note 8)	4,950
Paid-in Capital (Note 8)	46,550
Accumulated deficit in the exploration stage	(1,243)

Total stockholders’ equity	50,257

Total liabilities and stockholders’ equity	$51,099
=============

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Statement of Operations

		For the period from January 16, 2006 (inception) through September 30, 2006		For the period from January 16, 2006 (inception) through September 30, 2006

EXPENSES:
Professional fees		$401		$401
Administrative expenses		813		813

Total expenses		1,214		1,214

Net (loss) from operations		(1,214)		(1,214)

Interest (expense)		(29)		(29)

Net (loss)		$(1,243)		$(1,243)
		===============		===============

Loss per common share	$	Nil	$	Nil
		===============		===============

Weighted average shares outstanding		3,319,188		3,319,188

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Statement of Stockholders’ Equity

				Deficit
				Accumulated
				During the	Total
	Common	Common	Paid-in	Exploration	Stockholders’
	Shares	Stock	Capital	Stage	Equity

Common shares issued for cash at $0.001 January 27, 2006	2,500,000	$2,500	$—	$—	$2,500
Common shares issued for cash at $0.02 during the period ended September 30, 2006	2,450,000	$2,450	$46,550	$—	$49,000
Net loss for the period from January 16, 2006 (inception) through September 30, 2006	—	$—	$—	$(1,243)	$(1,243)

Balance, September 30, 2006	4,950,000	$4,950	$46,550	$(1,243)	$50,257
	========	========	========	=========	=========

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Statement of Cash Flows

	For the period	For the period
	from January 16, 2006 (inception)	from January 16, 2006 (inception)
	through	through
	September 30, 2006	September 30, 2006

Cash flows from operating activities:
Net loss for the period	$(1,243)	$(1,243)
Reconciling adjustments:
Adjustments to reconcile net loss
to net cash used in operating activities
Accrued interest on shareholder loans	29	29
Net change in operating assets and liabilities
Prepaid expenses	(9,599)	(9,599)

Net cash provided (used) by operating activities	(10,813)	(10,813)

Cash flows from investing activities:
Purchase of Mineral Properties	(18,998)	(18,998)

Net cash used by investing activities	(18,998)	(18,998)

Cash flows from financing activities:
Common stock issued for cash	51,500	51,500
Loans from shareholders	813	813

Net cash provided by financing activities	52,313	52,313

Net increase in cash	22,502	22,502

Cash, beginning of period	—	—

Cash, end of period	$22,502	$22,502
	==============	==============

Interest paid	$-	$-
	==============	==============

Income taxes paid	$-	$-
	==============	==============

The accompanying notes to financial statements are an integral part of this statement

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

Note 1 – Operations

Organization and Description of Business

Gryphon Oil & Gas Inc. (“Gryphon”, “We”, or the “Company”) was incorporated in the State of Nevada on January 16, 2006.

We are a mineral exploration company. Since inception we have acquired all rights and interests in three gold prospects in Saskatchewan, Canada for the purpose of exploring for the existence of commercially viable deposits of gold. We may also pursue other mineral exploration projects as opportunities arise.

Our fiscal year end is September 30th.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purposes of acquiring exploration and development stage mineral properties. The Company has not commenced business operations.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding Gryphon Oil & Gas Inc.’s financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

The financial statements reflect the following significant accounting policies:

Exploration Stage Company

The Company is an exploration stage company as defined in the Financial Accounting Standards Board (“FASB”) Statements of Financial Accounting Standards (“SFAS”) No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  As an exploration stage enterprise, the Company discloses the deficit accumulated during the exploration stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

Mineral Property Rights Acquisition and Exploration Expenditures

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

Costs of acquiring mining properties and exploration and development costs are capitalized upon acquisition. Mine development costs incurred either to develop new ore deposits, expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probably reserves exist and the property is a commercially minable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates the carrying value of capitalized mining costs and related property, plant and equipment costs, to determine if these costs are in excess of their net recoverable amount whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long-lived Assets.

The Company does not set a predetermined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value.  The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed to the stage of commercial production will be amortized to operations through unit-of-production depletion.

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share."  Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2006.  The Company has incurred a net loss and has no potentially dilutive common shares, therefore; basic and diluted loss per share is the same.  Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

Estimated Fair Value of Financial Instruments

The  carrying  value  of  accounts  payable,  and  other  financial  instruments reflected  in  the  financial  statements  approximates  fair  value  due  to the short-term maturity of the instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. Comprehensive loss for the periods shown equals the net loss for the period plus the effect of foreign currency translation.

Income Taxes

The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry-forwards.

Valuation of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of un-depreciated balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Start-up Costs

The Company has adopted FASB Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Currency

The majority of the Company's cash flows are in United States dollars. Accordingly, the US dollar is the Company’s functional currency. Transactions in foreign currency are translated into U.S. dollars on the following basis:

            Monetary items, at the rate of exchange prevailing as at the balance sheet date
            Non-Monetary items including equity, at the historical rate of exchange
            Revenues and expenses, at the period average in which the transaction occurred

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  At September 30, 2006, the Company had $22,502 of cash or cash equivalents which are not insured by agencies of the U.S. Government.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on these financial statements.

Other

No dividends have been paid during the periods presented.

The Company consists of one reportable business segment.

We did not have any off-balance sheet arrangements as of September 30, 2006.

Note 3 – Basis of Presentation

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated operating losses since its inception and has limited business operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. It is the belief of management that initiatives planned for the upcoming fiscal year will expand the Company’s investor base. The Company intends to acquire additional operating capital through private equity offerings to the public to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 – Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157 “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years and earlier application is encouraged. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, (“FAS 158”). FAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. FAS 158 is effective for financial statements as of December 31, 2006. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statement as of January 1, 2007. The Company has not yet determined the affect of applying FIN 48.

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 156 “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

There were various other accounting standards and interpretations issued during 2006, none of which are expected to have a material impact on the Company’s consolidated financial position, operations, or cash flows.

Note 5 - Mineral Properties and Exploration Rights

Mackay Lake Project

On May 9, 2006, the Company entered into an Asset Purchase Agreement (the “Agreement”) with an individual (“Vendor”) wherein the Vendor sold 100% of the beneficial interest in

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

Claims S-109012, S-109013, and S-109014 (the “Property”) held by the Vendor in and to the Property for $18,998. The Property comprises an aggregate of 1027 hectares on the west side of Mackay Lake, Saskatchewan, Canada. Our claims are located approximately 45 kilometers north east of La Ronge, Saskatchewan and access is made available from a main highway which defines the northern boundary of the claims. No mining development work was performed on the Property by the Vendor or, to the knowledge of the Company, any other parties in the past. The Property is currently in a forested state and has not been substantially developed. The Company has plans to acquire additional capital over the next twelve months to be used to further explore the Property and initiate development when appropriate. At present, the Company cannot state whether any mine development would be open-pit or underground. There are no known reserves on the Property and the proposed program is exploratory in nature. There have been no material engineering, geological or metallurgical reports, including governmental reports, produced to date concerning the Property which are known and available to the Company. To date, the Company has not expended, nor committed any funds to exploratory work and there are no physical plant facilities or equipment on the site. It is anticipated that when required commercial power service will be available through the Saskatchewan Crown owned power company SaskPower.

Note 6 – Contingency

The Company is not required to expend money on its Claims for a period of two years beginning July 20, 2006. However, if work has not been performed before the two-year milestone, the Company must pay the government of Saskatchewan the sum of $11 (Cdn$12) per hectare per year retroactive to July 20, 2006, which would represent a total payment of $19,430 as at July 20, 2008 based on the exchange rate in effect at September 30, 2006.

Note 7 – Income Taxes

The Company is subject to foreign and domestic income taxes. The Company has had no net income from its operations and therefore has not paid nor has any income taxes owing in the US.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss carry-forwards. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry-forwards.  Net operating loss carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

GRYPHON OIL & GAS, INC.
(an Exploration Stage Company)

Notes to Financial Statements

Period Ending September 30th	Estimated NOL Carry- forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit

2006	$ (1,243)	2026	$ 311	$ (311)	(311)	$ —

	$ (1,243)		$ 311	$ (311)	(311)	$ —
	=========		=========	=========		========

The total valuation allowance for the period ended September 30, 2006 is $(311) which increased by $(311) for the reported period.

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating Loss carryforward	(25%)
Deferred income tax valuation allowance	25%

Actual tax rate	0%
============

Note 8 – Common Stock Issued

Pursuant to the Articles of Incorporation, the Company is authorized to issue 100,000,000 common shares with a par value of $.001.

On January 27, 2006, the Company issued 2,500,000 shares of its common stock to its President for cash. This transaction was valued at a board approved value of $0.001 per share for total proceeds of $2,500.

During the fiscal year ending September 30, 2006, the Company issued 2,450,000 shares of its common stock in a private offering at $0.02 per share for total proceeds of $49,000.

Note 9 – Related Party Transactions

As at September 30, 2006, the Company had advances from one related party shareholder totaling $842 which included $29 of accrued interest. These advances are uncollateralized and have no fixed repayment date. During the period from January 16, 2006 (inception) to September 30, 2006, advances from shareholders, including accrued interest, increased by $842.

The Company uses the offices of its President for its minimal office facility needs for no consideration.  No provision for these costs has been provided since it has been determined that they are immaterial.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that none of our current sole officer and director, or future officers or directors, shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes.  Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our current sole officer and director or future officers and directors for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions.  All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                                                      $         55.90
Printing Engraving Expenses                                                            495.00
Legal Fees and Expenses                                                              2000.00
Accounting and Audit Fees                                                        11,500.00
Total                                                                                     $  14,050.90

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

(a)       Securities issued and sold:

1.       On January 16, 2006, we authorized the issuance of 2,500,000 of our $0.001 par value common shares to our President, Lou Jurinak at the price of $0.001 per common share for total proceeds to the company of $2,500.   These shares were authorized and issued pursuant to the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Act”) and are restricted shares as defined in the Act.

2.       On March 15, 2006, our Board of Directors authorized management to proceed, on a best efforts basis, with a private placement of up to 3,000,000 shares of our common stock at the price of $0.02 per common share pursuant to Regulations S (“Regulation S”) of the Act.  Between March 15, 2006 and April 15, 2006, we accepted subscription forms from 35 qualified non-US investors for a total of 2,450,000 common shares at the price of $0.02 per common share for total gross proceeds to the Company of $49,000.  This offering was closed by consent of the Board of Directors on June 1, 2006.   The sale price of our common stock was set arbitrarily by the Board of Directors and was not based on our book value of our assets.

As of February 23, 2007, there were 4,950,000 shares of our common stock outstanding.

None of our selling shareholders in this prospectus are broker-dealers or affiliates of broker-dealers.

NAME	RESIDENCY	SHARES	PROCEEDS

Lou Jurinak	Vancouver, BC, Canada	2,500,000	$2,500
Harry Miedzygorski	Vancouver, BC, Canada	125,000	2,500
Jonathon James	Vancouver, BC, Canada	125,000	2,500
Renee Samonig	Burnaby, BC, Canada	125,000	2,500
Ian Forrester	Burnaby, BC, Canada	125,000	2,500
Bob Tomkow	Burnaby, BC, Canada	125,000	2,500
Graham Kita	Richmond, BC, Canada	125,000	2,500
Keith Hunter	Vancouver, BC, Canada	125,000	2,500
Jeffrey Danis	Richmond, BC, Canada	125,000	2,500
Jordon Zwicker	Vancouver, BC, Canada	125,000	2,500
Lee Goral	Vancouver, BC, Canada	125,000	2,500
Sunny Jaura	Surrey, BC, Canada	125,000	2,500
Ian Houghton	North Vancouver, BC, Canada	50,000	1,000
Kathleen Houghton	North Vancouver, BC, Canada	50,000	1,000
Marzia Bellotti	Surrey, BC, Canada	50,000	1,000
Dan Molatore	Surrey, BC, Canada	50,000	1,000
Kerry Nikolai	Surrey, BC, Canada	50,000	1,000
Sarka Nikolai	Surrey, BC, Canada	50,000	1,000
Megan Harris	Vancouver, BC, Canada	50,000	1,000
Barry Ho	Vancouver, BC, Canada	50,000	1,000
David Foster	Vancouver, BC, Canada	50,000	1,000
Lorena Olson	North Vancouver, BC, Canada	50,000	1,000
Jorge Olson	North Vancouver, BC, Canada	50,000	1,000
Avril Tait	Vancouver, BC, Canada	50,000	1,000
Robert Danis	Richmond, BC, Canada	50,000	1,000
Michelle Danis	Richmond, BC, Canada	50,000	1,000

Patricia Danis	Thunder Bay, Ontario, Canada	50,000	1,000
Jill Rusinko	Surrey, BC, Canada	50,000	1,000
Rob Jokai	Richmond, BC, Canada	50,000	1,000
Louise Shibicky	Mission, BC, Canada	50,000	1,000
William Shibnicky	Mission, BC, Canada	50,000	1,000
Hua Jin	Burnaby, BC, Canada	25,000	500
Jose Almenales Penedo	Coquitlam, B.C., Canada	25,000	500
Alison Dawsett	Vancouver, B.C., Canada	25,000	500
Robin Formaniuk	Vancouver, B.C., Canada	25,000	500
Ewan Mackay	Richmond, B.C., Canada	25,000	500

TOTAL		4,950,000	$51,500

(b)          Underwriters and Other Purchasers.
                      Not Applicable
(c)          Consideration. See (a) Above
(d)          Exemption from Registration Claimed.  See (a) above

ITEM 27.   EXHIBITS

A.       EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number            Title

3.1                   Articles of Incorporation of Gryphon Oil & Gas, Inc.
3.2                   Bylaws of Gryphon Oil & Gas, Inc.
4.1                   Specimen of ordinary share certificate
5.1                   Opinion of Clark Wilson as to the validity of the securities offered herby
10.1                 Material Contract – Asset Purchase Agreement
14.1                 Code of Ethics
23.1                 Consent of Schumacher & Associates Inc. Certified Public Accountants.
23.2                 Consent of Clark Wilson, LLP (specified in Exhibit 5.1)
24.1*               Power of Attorney (Contained on the signature pages of this Registration Statement)

B.       FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in our financial statements and related notes attached to this prospectus.

ITEM 28.   UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1)   file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

            (a)   any prospectus required by Section 10(a)(3) of the Securities Act;

            (b)   reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c)   any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)   for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)   for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6)   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on February 23, 2007.

GRYPHON OIL & GAS, INC.

   /s/ Lou Jurinak
Lou Jurinak
President, Chief Executive Officer,
Chief Financial Officer,
(Principal Executive Officer, Principal
Accounting Officer, Chair of the Board of
Directors, Secretary, Treasurer and Director)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lou Jurinak his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, British Columbia, Canada on February 23, 2007.

GRYPHON OIL & GAS, INC.

SIGNATURE                                                                    TITLE

/s/  Lou Jurinak                  President, Chief Executive Officer, Chief Financial Officer,
                                         Principal Accounting Officer, Chair of the Board of
                                         Directors, Secretary, Treasurer and Director